UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Medivation, Inc.

(Name of Registrant as Specified in its Charter)

Sanofi

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On June 8, 2016, Sanofi issued the following press release:

PRESS RELEASE

Sanofi Files Investor Presentation Regarding Proposed

Acquisition of Medivation

Paris, France - June 8, 2016 - Sanofi today announced that it has filed an investor presentation with the U.S. Securities and Exchange Commission (“SEC”) in connection with its proposed acquisition of Medivation, Inc. (NASDAQ: MDVN). This presentation is available on the Investor Relations section of Sanofi’s website.

Among other things, the presentation notes:

•	The proposed transaction would provide compelling strategic and financial benefits for Sanofi and Medivation shareholders;

•	Sanofi’s proposal is not subject to any financing condition and the company is confident in its ability to receive all necessary regulatory approvals;

•	Combining with Medivation would accelerate Sanofi’s strategic priority of rebuilding a competitive position in oncology;

•	Sanofi has stated on several occasions that if Medivation were to engage and provide information, it would be in a position to increase its offer and is confident that it would be able to offer significant additional value;

•	Sanofi is willing to enter into a customary confidentiality agreement with Medivation, which would include a reasonable standstill to give time for Medivation to conduct a sale process;

•	The consent solicitation process allows Medivation shareholders to demonstrate support for a transaction by removing and replacing the Medivation Board with directors committed to acting in the best interest of maximizing value for Medivation shareholders;

•	Sanofi believes there is a clear path to completion: the record date to determine Medivation shareholders entitled to give their written consent has been established as June 1, 2016; Sanofi expects the initial Hart-Scott-Rodino (HSR) waiting period to expire on June 13, 2016; Sanofi anticipates filing definitive consent solicitation materials in mid-June 2016; and Sanofi signed a consent on June 3, 2016 for the shares it owns in Medivation and therefore expects that the 60-day consent solicitation period will conclude no later than August 1, 2016; and

•	Sanofi believes that Medivation’s shareholders overwhelmingly support the sale of Medivation and want Medivation to engage with Sanofi.

About Sanofi

Sanofi, a global healthcare leader, discovers, develops and distributes therapeutic solutions focused on patients’ needs. Sanofi is organized into five global business units: Diabetes and Cardiovascular, General Medicines and Emerging Markets, Sanofi Genzyme, Sanofi Pasteur and Merial. Sanofi is listed in Paris (EURONEXT: SAN) and in New York (NYSE: SNY).

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Sanofi Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans” and variations of these words or comparable words. Although Sanofi’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of Sanofi, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, risks that Sanofi will ultimately not pursue a transaction with Medivation or Medivation will reject engaging in any transaction with Sanofi, if a transaction is negotiated between Sanofi and Medivation, risks related to Sanofi’s ability to complete the acquisition on the proposed terms, the possibility that competing offers will be made, other risks associated with executing business combination transactions, such as the risk that the businesses will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the acquisition will not be realized, risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition, disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers, and the possibility that if the combined company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of Sanofi’s shares could decline, as well as other risks related Sanofi’s and Medivation’s respective businesses, including the ability to grow sales and revenues from existing products, competition, including potential generic competition, the ability to protect intellectual property and defend patents, regulatory obligations and oversight, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such product candidates, the absence of guarantee that the product candidates if approved will be commercially successful, the future approval and commercial success of therapeutic alternatives, the Group’s ability to benefit from external growth opportunities, trends in exchange rates and prevailing interest rates, the impact of cost containment initiatives and subsequent changes thereto, the average number of shares outstanding as well as those discussed or identified in the public filings with the SEC and the AMF made by Sanofi, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in Sanofi’s annual report on Form 20-F for the year ended December 31, 2015. Other than as required by applicable law, Sanofi does not undertake any obligation to update or revise any forward-looking information or statements.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. No tender offer for the shares of Medivation, Inc. (“Medivation”) has commenced at this time. In connection with the proposed transaction Sanofi (“Sanofi”) may file tender offer documents or other documents with the U.S. Securities and Exchange Commission (“SEC”). This communication is not a substitute for any tender offer document or other document Sanofi may file with the SEC in connection with the proposed transaction. On June 7, 2016, Sanofi filed an amended preliminary consent solicitation statement and accompanying WHITE consent card with the SEC with respect to the solicitation of written consents of Medivation stockholders (including any amendments and supplements, the “Consent Solicitation Statement”). This communication is not a substitute for the definitive consent solicitation statement that Sanofi intends to file with the SEC or any other documents which Sanofi may file with the SEC in connection with the consent solicitation. INVESTORS AND SECURITY HOLDERS OF MEDIVATION ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE CONSENT SOLICITATION AND THE PROPOSED TRANSACTION, AS APPLICABLE. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Sanofi through the web site maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants

Sanofi and certain of its directors and senior management may be deemed participants in the solicitation of consents. You can find information about Sanofi’s directors and senior management in its annual report on Form 20-F for the year ended December 31, 2015, which was filed with the SEC on March 4, 2016. In addition, you can find additional information regarding the potential participants in the solicitation of consents in the Consent Solicitation Statement. These documents are available free of charge at the SEC’s web site at www.sec.gov.

Contacts:

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Media Relations	Investor Relations
Jack Cox and Laurence Bollack Tel. : +33 (0)1 53 77 46 46 mr@sanofi.com Joele Frank, Wilkinson Brimmer Katcher Joele Frank, Andy Brimmer or James Golden Tel: +1-212-355-4449	George Grofik Tel.: +33 (0)1 53 77 45 45 ir@sanofi.com Innisfree Scott Winter or Larry Miller Tel : +1-212-750-5833

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